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DAVIDSON  &  COMPANY     Chartered  Accountants       A  Partnership  of
                                                      Incorporated Professionals
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                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Normark Ventures Corp. on amended Form SB-2 of our Auditors' Report, dated June 18, 2001, on the balance sheet of Normark Ventures Corp. as at April 30, 2001, and the related statements of operations, stockholders' equity, and cash flows and for the period from incorporation on July 27, 2000 to April 30, 2001.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




                                                         /s/ DAVIDSON & COMPANY
Vancouver, Canada                                        Chartered Accountants

February 6, 2002





                             A Member of SC INTERNATIONAL

                1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                            Vancouver, BC, Canada, V7Y 1G6
                    Telephone (604) 687-0947  Fax (604) 687-6172